EXHIBIT 23.2
                                                                   ------------




                              CONSENT OF GEOLOGIST


I hereby consent to references to my name under the heading "Description of the Business -- Mineral Reserves and Resources" and all other references to my name included or incorporated by reference in: (i) Teck Cominco Limited's Annual Report on Form 40-F for the year ended December 31, 2006; and (ii) Teck Cominco Limited's registration statement on Form S-8 (File No. 333-140184), filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended as applicable.





Sincerely,



/s/ Paul C. Bankes
-----------------------------------
Name:    Paul C. Bankes
Title:   P. Geo.


Vancouver, British Columbia, Canada
March 26, 2007